DIAMOND HILL FINANCIAL TRENDS FUND, INC.

A Maryland Corporation

BYLAWS

AS ADOPTED JULY 5, 1989

FIRST AMENDED AND RESTATED NOVEMBER 7, 2007

SECOND AMENDED AND RESTATED FEBRUARY 18, 2011

THIRD AMENDED AND RESTATED AUGUST 14, 2012

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TABLE OF CONTENTS

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TABLE OF CONTENTS

(continued)

		Page

Section 5.	Information to Stockholders and Others	22

ARTICLE VIII	SEAL	22

ARTICLE IX	EXECUTION OF INSTRUMENTS	22

Section 1.	Checks, Notes, Drafts, etc	22

Section 2.	Sale or Transfer of Securities	22

ARTICLE X	AMENDMENTS	23

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BYLAWS

OF

DIAMOND HILL FINANCIAL TRENDS FUND, INC.

ARTICLE I

Offices

Section 1. Principal Office. The principal office of the Corporation shall be in the City of Baltimore, State of Maryland.

Section 2. Principal Executive Office. The principal executive office of the Corporation shall be at 325 John J. McConnell Boulevard, Suite 200, Columbus, OH 43215.

Section 3. Other Offices. The Corporation may have such other offices in such places as the Board of Directors may from time to time determine.

ARTICLE II

Meeting Of Stockholders

Section 1. Annual Meeting. If required by the general laws of the State of Maryland, or the charter of the Corporation (the “Charter”), an annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time and place set by the Board of Directors. Annual meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

Section 2. Special Meetings.

(a) Special meetings of the stockholders, unless otherwise provided by law or by the Charter, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or, subject to Section 2(c) of this Article II, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b) Any Stockholder of record seeking to have Stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Directors to fix a record date to determine the Stockholders entitled to request a special meeting (the “Requested Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more Stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director, and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Directors may fix a Requested Record Date. The Requested Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Requested Record Date is adopted by the Directors. If the Directors, within thirty (30) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Requested Record Date and make a public announcement of such Requested Record Date, the Requested Record Date shall be the close of business on the 30th day after the date on which the Record Date Request Notice is received by the Secretary.

(c) In order for any Stockholder to request a special meeting, one or more written requests for a special meeting signed by Stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Requested Record Date entitled to cast not less than a majority (the “Special Meeting Percentage”) of all votes entitled to be cast on such matter at the meeting (the “Special Meeting Request”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such Stockholder (or other agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each Stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

(d) The Secretary shall inform the requesting Stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon Stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraphs (b) and (c) of this Article II, Section 2, the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of any such notice of the meeting.

(e) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the President, Chairman or Directors,

whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of Stockholders (a “Stockholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than ninety (90) days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Directors fail to designate, within thirty (30) days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. Eastern Time on the 90th day after the date the request for such meeting is actually received by the Corporation or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Directors fail to designate a place for a Stockholder Requested Meeting within thirty (30) days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the President, Chairman or Directors may consider such factors as he, she, or they deem(s) relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for a meeting and any plan of the Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Directors fail to fix a Meeting Record Date that is a date within thirty (30) days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (d) of this Article II, Section 2.

(f) If at any time as a result of written revocations of requests for the special meeting, Stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before ten (10) days prior to the meeting if the Secretary has first sent to all other requesting Stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

(g) The Chairman, the President or the Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such request shall be deemed to have been received by the Secretary until the earlier of (i) five (5) Business Days after actual receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Requested Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (g) shall in any way be construed to suggest or imply that the Corporation or any Stockholder shall not be entitled to contest the validity of any request, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(h) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3. Place of Meetings. Annual and special meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when personally delivered to him, left at his usual place of business or deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in
Section 8(c) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. Quorum. At all meetings of the stockholders, the holders of a majority of the shares of stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Charter. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these Bylaws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”) or other applicable statute, the Charter, or these Bylaws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect to such other matter or matters.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 6. Organization. At each meeting of the stockholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board’s absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretary’s absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 8. Nominations and Proposals by Stockholders.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election as a Director and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Directors or (iii) by any Stockholder of the Corporation who was a Stockholder of record both at the time of giving of notice provided for in this Article II, Section 8(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 8(a). For nominations for election to the Directors or other business to be properly brought before an annual meeting by a Stockholder pursuant to this Article II, Section 8(a), the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by Stockholders. To be timely, a Stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the mailing of the notice for the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation.

(2) A Stockholder’s notice to be proper must set forth

(i) as to each individual whom the Stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(ii) as to any other business that the Stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such Stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the Stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such Stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such Stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such Stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such Stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation disproportionately to such person’s economic interest in the Company Securities;

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such Stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

(E) whether such Stockholder believes any such Proposed Nominee is, or is not, an “interested person” of the Corporation, as defined in the Investment Company Act and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

(iv) as to the Stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (2) of this Article II, Section 8(a) and any Proposed Nominee,

(A) the name and address of such Stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such Stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the Stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such Stockholder’s notice; and

(vi) to the extent known by the Stockholder giving the notice, the name and address of any other Stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(3) Such Stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

(4) Notwithstanding anything in this Article II, Section 8(a) to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Directors at least one hundred thirty (130) days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, a Stockholder’s notice required by this Article II, Section 8(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Corporation.

(5) For purposes of this Article II, Section 8, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Directors may be made at a special meeting of Stockholders at which Directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Directors or (iii) provided that the Directors have determined that Directors shall be elected at such special meeting, by any Stockholder of the Corporation who is a Stockholder of record both at the time of giving of notice provided for in this Article II, Section 8(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 8(b). In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors, any such Stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the Stockholder’s notice containing the information required by this Article II, Section 8(b) shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Stockholder’s notice as described above.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Article II, Section 8 shall be eligible to serve as Director, and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II, Section 8. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II, Section 8 and, if any proposed nomination or other business is not in compliance with this Article II, Section 8, to declare that such nomination or proposal shall be disregarded. For purposes of this Article II, Section 8, (a) the “date of mailing of the notice” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time and (b) “public announcement” shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which Shares of the Corporation’s common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the Commission.

(2) If information submitted pursuant to this Article II, Section 8 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Article II, Section 8. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Article II, Section 8, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Article II, Section 8 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Article II, Section 8.

(d) Compliance with State and Federal Law. Notwithstanding the foregoing provisions of this Article II, Section 8, a Stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article II, Section 8. Nothing in this Article II, Section 8 shall be deemed to affect any right of a Stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 9. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 10. Proxies. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 11. Voting of Stock by Certain Holders. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification

Section 12. Inspectors. The Board or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 13. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.

ARTICLE III

Board Of Directors

Section 1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Charter or these Bylaws.

Section 2. Number of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three (3) or the number of stockholders, whichever is less, nor more than fifteen (15). Any vacancy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term. Directors need not be stockholders.

Section 3. Term of Directors. The term of office of each director shall be from the time of his election and qualification until his successor shall have been elected and shall have qualified, or until his earlier death, resignation, or removal as hereinafter provided in these Bylaws, or as otherwise provided by statute or the Charter.

Section 4. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 5. Removal of Directors. Any director of the Corporation may be removed by the stockholders by a majority of the votes entitled to be cast for the election of directors.

Section 6. Vacancies. Subject to the provisions of the Investment Company Act, if for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

Section 8. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

Section 10. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held as soon as practicable after the meeting of stockholders at which directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of the stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

Section 13. Quorum and Voting. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Except as otherwise expressly required by statute, the Charter, these Bylaws, the Investment Company Act, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act, and the selection of the Corporation’s independent public accountants shall each require the affirmative vote of a majority of the directors who are not interested persons, as defined in the Investment Company Act, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors.

At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 14. Organization.

(a) The Board of Directors shall elect from among its members a Chairman of the Board who shall at all times be a director who is not affiliated with the Corporation’s investment adviser or administrator. Such Chairman may otherwise qualify as an “interested person” of the Corporation as that term is defined by the Investment Company Act. The Chairman of the Board shall not be an officer of the Corporation. The Chairman of the Board shall preside over all meetings of the Board of Directors and, in addition to his general duties as a Director, shall be responsible for scheduling, setting and prioritizing agendas for meetings of the Board of Directors, requesting, to the extent necessary, reports from management regarding performance and operation of the Corporation, and coordinating the Board of Directors’ general oversight of the Corporation’s business operations, including portfolio management and approval of the Corporation’s agreements with its investment adviser and sub-adviser, and the implementation of the Corporation’s policies and procedures. The Chairman may have such other duties and responsibilities as are delegated to him by the Board of Directors from time to time, or are otherwise required of him by applicable law. In his discretion and subject to applicable law and limitations imposed by the Board of Directors, the Chairman of the Board shall serve as the spokesperson of the Directors of the Board of Directors and shall have the authority, on their behalf, to engage, communicate and direct the Corporation’s service providers and to engage such staff as he deems appropriate. The Chairman of the Board shall be subject to the same obligations as those required of the other Directors generally, and shall not, by virtue of his position as Chairman of the Board, be subject to any special or additional obligations. The Chairman shall be elected by the Board of Directors annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these Bylaws. Each Director, including the Chairman of the Board, shall have one vote.

(b) The Chairman of the Board may resign at any time by giving written notice of resignation to the Board of Directors. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(c) The Chairman of the Board may be removed by the Board of Directors with or without cause at any time.

(d) A vacancy in the office of Chairman of the Board, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, by the vote of the Board of Directors.

(e) Powers and Duties of the Vice Chairman. The Directors may, but need not, appoint one or more Vice Chairmen of the Corporation. A Vice Chairman shall be an executive officer of the Corporation and shall have the powers and duties of a Vice President of the Trust, as provided in Section 8 of this Article V. The Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Directors of the Chairman.

Section 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.

Section 16. Telephone Meetings. Any Director or any member of any committee designated by the Directors, may participate in a meeting of the Directors, or any such committee, as the case may be, by means of a conference telephone or similar communication equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 17. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

Section 18. Reliance. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 19. Ratification. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 20. Emergency Provision. Notwithstanding any other provision in the Charter or these Bylaws, this Section 20 of Article III shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

Committees

Section 1. Committees of the Board. The Board of Directors may from time to time designate one or more committees of the Board, each such committee to consist of one or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe, subject to any limitation imposed by law.

Section 2. General. A majority of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

ARTICLE V

Officers, Agents and Employees

Section 1. Election and Appointment. The officers of the Corporation shall be a President, who may but need not be a director of the Corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but no officer may act in more than one capacity to execute, acknowledge or verify any instrument required by law to be executed; acknowledged or verified by more than one officer. Such officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal as hereinafter provided in these Bylaws.

The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 2. Resignations. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors at any time if it finds that the best interests of the Corporation will be served thereby. The Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4. Vacancies. A vacancy in any office, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to such office.

Section 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.

Section 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

Section 7. President. The President shall be the chief executive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board of Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation.

He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.

Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Directors of the President may from time to time prescribe.

Section 9. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation;

(d) receive, and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

(f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

Section 10. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

Section 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE VI

Indemnification and Insurance

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, each director and officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, “Proceeding”), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, Corporation or other enterprise, against all expenses, (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the maximum extent permitted by the laws of the State of Maryland as from time to time in effect. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer.

Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person’s willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation (“disabling conduct”).

The Corporation shall not indemnify any such person unless:

(1) the court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

(2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

Expenses (including attorneys’ fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon receipt of a written affirmation by the person of the person’s belief that the standard of conduct necessary for indemnification by the Corporation has been met and an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

(1) such person shall provide adequate security for his undertaking;

(2) the Corporation shall be insured against losses arising by reason of such advance; or

a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification

Section 2. Employees and Agents. The Board of Directors may make further provisions for indemnification of directors and officers and employees and agents by resolution, agreement or otherwise.

Section 3. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, Corporation or other enterprise against any liability asserted against him and incurred by him in or arising out of his position.

Section 4. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of this Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VII

Capital Stock

Section 1. Stock Certificates. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the Maryland General Corporation Law (the “MGCL”) and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. Any or all of the signatures or any seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3. Replacement Certificate. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. Fixing of a Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation’s Bylaws, minutes of the proceedings of its stockholders, annual statements of its affairs, and voting Corporation agreements on file at its principal office.

ARTICLE VIII

Seal

The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Maryland.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. It is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(Seal)” adjacent to the person authorized to sign the document on behalf of the Corporation.

ARTICLE IX

Execution of Instruments

Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.

Section 2. Sale or Transfer of Securities. Stock certificates, bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these Bylaws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.

ARTICLE X

Amendments

The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive power to amend, alter or repeal these Bylaws.